Exhibit 10.1

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SECURITY AGREEMENT BY ISSUER IN FAVOR OF THE HOLDER DATED AS OF EVEN DATE HEREWITH.

SECURED PROMISSORY NOTE

$1,990,000.00	July 1, 2011

This Secured Promissory Note (this “Note”) is issued by North Bay Resources, Inc., a Delaware corporation (the “Issuer”), to Ruby Development Company, a general partnership with its principal place of business in the state of California (the “Holder”).

1. Principal and Interest.

1.1 Principal.  For value received, the Issuer hereby promises to pay to Holder the amount of $1,990,000.00 (the “Principal Amount”), plus accrued interest, pursuant to the terms and conditions set forth herein.

1.2 Interest.  The unpaid Principal Amount of this Note shall bear interest at three percent (3%) per annum.  Interest on this Note shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed.

1.3 Maturity Date.  Unless previously paid or earlier due in accordance with the terms of this Note, all outstanding principal and accrued and unpaid interest on this Note shall be due and payable on the earliest to occur of the following (i) December 30, 2012; (ii) the closing of a firmly underwritten public offering of the Issuer’s equity securities pursuant to a registration statement under the Securities Act of 1933, as amended, with gross proceeds to the Issuer of at least $5,000,000; (iii) the closing of a merger or consolidation of the Issuer pursuant to which the stockholders of the Issuer hold less than 50% of the voting securities of the surviving entity, or a sale of all or substantially all of the assets of the Issuer; (iv) the sale, license or other transfer by the Issuer or an Affiliate (defined below) thereof of all or substantially all of the patented and unpatented mining and mineral rights described as “Ruby Gold Mine Old Henness Pass” (the “Ruby Mine”) as more specifically described in the Security Agreement (defined below) (the “Maturity Date”).

For purposes of this Note, “Affiliate” shall mean, with respect to any specified person or entity (collectively, “Person”), (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, ten percent (10%) or more of such specified Person’s capital stock or other equity interests or any executive officer, director, member or general partner of any such specified Person or other Person or, with respect to any natural person, any person having a relationship with such person by blood, marriage or adoption not more remote than a first cousin or member of the nuclear family of such specified person or any trust for the benefit of the foregoing natural persons.  For the purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

1.4 Monthly Payments of Principal And Interest.  On the first (1st) Business Day of each month after the date of issuance of this Note, the Issuer shall pay to the Holder:

(a) For each month prior to January 1, 2012, an amount equal to $35,000 per month (each an “Initial Monthly Payment”); and

(b) For each month after January 1, 2012, an amount equal to $85,000 per month (each an “Increased Monthly Payment” and together with the Initial Monthly Payments, each a “Monthly Payment”).

For purposes of this Note, “Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in Sacramento, California are required or authorized to be closed.

1.5 Prepayment.  This Note may be prepaid in whole or in part at any time without premium or penalty, provided that each payment shall be accompanied by payment of all accrued and unpaid interest due as of the date of such prepayment.  All payments shall be credited first to interest then due, then to interest then accrued and the balance to principal.  Any and all prepayments of principal shall be deemed made as of the next succeeding installment due date.  No prepayment of principal shall cause the Monthly Payment installments of principal and interest to diminish, but instead shall have the effect of re-amortizing the term of this note such that Monthly Payments remain as set forth in Section 1.4 above, despite any principal prepayment until the entire principal and accrued interest have been paid.

1.6 Accelerated Payment(s) Upon Receipt of EB-5 Funding.  In the event that the Issuer, or an Affiliate thereof receives any payments, funding, investment, grant or other form of consideration (each a “Payment”) as a result of participation in the U.S. Citizenship and Immigration Service’s Immigrant Investor Program, also known as “EB-5,” or similar government-sponsored investment program, the Issuer shall promptly notify the Holder (in no event later than five (5) Business Days from each such receipt) of such receipt and the Holder, at its written election, may elect, for each such Payment, to receive, within fifteen (15) days of such election, a corresponding prepayment from the Issuer in an amount equal to the lesser of (i) fifty percent (50%) of such Payment or (ii) the amount of the outstanding accrued and unpaid interest and principal as of such date.

2. Events of Default.

2.1 The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

(a) the failure of the Issuer to pay any sum due under this Note within five (5) days after the due date thereof;

(b) the filing of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute by or against the Issuer which remains unstayed for thirty (30) days after the filing thereof;

(c) the making of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by, the Issuer;

(d) the failure of the Issuer to provide to the Holder, on or before August 15th of each and every year during the term of this Note, written evidence, satisfactory to the Holder, of complete and proper filings, and proof of payment of any Bureau of Land Management ("BLM") holding fees and any other payments or filings necessary to maintain the good standing of the Ruby Mine with BLM requirements; or

(e) the failure of the Issuer to provide to the Holder, on or before August 15th of each and every year during the term of this Note, written evidence, satisfactory to the Holder, of complete and proper filings, and proof of payment of any unsecured property taxes and notices of assessment work and any other similar payments or filings necessary to maintain the good standing of the Ruby Mine in accordance with applicable state and county requirements.

2.2 Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by five (5) Business Days advance written notice to the Issuer declare the entire outstanding principal amount, together with all accrued interest due under this Note, to be immediately due and payable.

3. Security Interest.  This Note shall be secured by a security agreement in substantially the form attached hereto as Exhibit A (the “Security Agreement”).

4. Assignment.  This Note may not be assigned by the Issuer without the prior written consent of the Holder.  This Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Effective upon any assignment by Holder, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

5. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) upon the mutual written consent of the Holder and the Issuer.

6. Notices.  All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by telecopy, electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first class, certified or registered, postage prepaid, addressed (i) if to Holder, at the address that such Holder shall have furnished to the Issuer in writing, with a copy to such Holder’s counsel at the address that shall have been furnished to the Issuer, or (ii) if to the Issuer, at its address set forth on the signature page hereto, or at such other address as the Issuer shall have furnished to the Holder in writing.  All such notices and other communications shall be deemed received (i) in the case of personal delivery, telecopy and electronic mail, on the date of such delivery (ii) in the case of overnight delivery service, on the date of such delivery, and in the case of mailing, on the third Business Day following the date of such mailing if sent to a United States address and on the seventh (7th) Business Day following the date of such mailing if sent to an address outside the United States.

7.       Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.  Any suit, action or proceeding relating to any provision of, or in connection with this Note, must be brought in the courts of the State of California or the Federal courts located in Nevada City, California, and Sacramento, California, respectively.

8. Loss, Theft or Destruction of Note.  Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Issuer will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

9. Usury.  This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or thereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law.  If at any time the performance of any provision hereof or of this Note or any other such agreement involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Issuer and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of Principal Amount.  The provisions of this Section 9 shall never be superseded or waived and shall control every other provision of this Note and all other agreements between the Issuer and the Holder.

10. Issue Date.  The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Issuer on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.

11. Information Rights.  So long as any amount is outstanding pursuant to this Note, the Issuer shall permit the Holder, at the Holder’s expense, to visit and inspect the Issuers properties, to examine its books of account and records and to discuss the Issuer’s affairs, finances and accounts with its officers, and to obtain copies of the Issuer’s most recent financial statements, all at such reasonable times as may be requested by the Holder.

12. Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

13. Delays.  No delay by any party in exercising any power or right hereunder shall operate as a waiver of any power or right.

14. Severability.  If any provision or set of provisions of this Note (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever:  (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Note shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

15. No Impairment.  The Issuer will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

In witness whereof, the Issuer has caused this Secured Promissory Note to be issued as of the date and year first written above.

ISSUER:
North Bay Resources, Inc.

By:           /s/ Perry Leopold____________________
Perry Leopold, President and CEO

Address for Notices:

2120 Bethel Road
Lansdale, PA  19446

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), dated as of July 1, 2011 (this “Agreement”) is made between North Bay Resources, Inc., a Delaware corporation (the “Company”), and Ruby Development Company, a general partnership (the “Secured Party”).

Whereas, pursuant to a Secured Promissory Note between the Company and Secured Party, dated as of the date hereof, in the principal amount of $1,990,000.00 (the “Secured Note”);

Whereas, as an inducement to the Secured Party to accept the Secured Note as partial payment on the sale of certain patented and unpatented mining claims, mineral rights and certain equipment and fixtures, the Company has agreed to grant the Secured Party a security interest in certain of the Company’s assets, as described on Exhibit A hereto (the “Assets”), to secure the obligations of the Company under the Secured Note; and

Whereas, the Company wishes to grant security interests in favor of the Secured Party as herein provided;

Now, Therefore, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

In consideration of the loan made pursuant to the Secured Note by Secured Party and for other good and valuable consideration, Company hereby agrees with Secured Party as follows:

Grant of Security Interest.  To secure Company’s full and timely performance of all of Company’s obligations and liabilities to Secured Party pursuant to the Secured Note (including, without limitation, Company’s obligation to timely pay the principal amount of, and interest on, the Secured Note) (the “Obligations”), Company hereby grants to Secured Party a first priority continuing security interest (the “Security Interest”) in and to the Assets, and all proceeds and products thereof as set forth on Exhibit A hereto (all of the same being hereinafter called the “Collateral”); provided, however, that the Collateral shall not include any equipment leased under a lease that prohibits the granting of a security interest on such equipment and any general intangibles or other rights arising under any contract, instrument or license or other document, in each such case if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and effective restriction in favor of a third party, unless and until all required consents shall have been obtained.

Covenants.

Further Documentation.  At any time and from time to time, at the sole expense of Company, Company will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including any applicable deeds of trust.  Company hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Company to the extent permitted by applicable law.  A reproduction of this Agreement may be filed by Secured Party as a financing statement (or as an exhibit to a financing statement on form UCC-1) without further authorization from Company.

Compliance with Laws.  Company shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral; provided, however, that Company may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of Company, adversely affect Secured Party’s rights or the priority of its liens on the Collateral.

Payment of Obligations.  Company shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of Company’s income or profits derived from the Collateral, as well as all claims of any kind against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of the Collateral or any interest in the Collateral; and (iii) such charge is adequately reserved against on Company’s books in accordance with generally accepted accounting principles.

Limitation on Liens on Collateral.  Neither the Company, nor any Affiliate thereof, shall create, incur or permit to exist, shall defend the Collateral against, and shall take such other action as is necessary to remove, any lien or claim on or to the Collateral and shall defend the right, title and interest of Secured Party in and to the Collateral against the claims and demands of all other persons.

Limitations on Dispositions of Collateral.  Neither the Company, nor any Affiliate thereof, shall sell, transfer, lease or otherwise dispose of a material portion of the Collateral, other than minerals produced from the Ruby Mine operations in the ordinary course of business or the selling, exchanging or modifying of equipment and tools in the ordinary course of business, or offer or contract to do so without the written consent of Secured Party, except in the ordinary course of Company’s business.

Secured Party’s Powers In Connection with Company’s Default.

Powers.  So long as an Event of Default has occurred and is continuing, Secured Party, in its sole discretion, will have the right, without notice to, or the consent of, Company, to do any of the following on Company’s behalf:

to pay or discharge any governmental permits or fees relating to, or any taxes or liens levied or placed on or threatened against the Collateral;

to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

to defend any suit, action or proceeding brought against Company with respect to any Collateral;

to settle, compromise or adjust any suit, action or proceeding described in subsection (iii) above and, to give such discharges or releases in connection therewith as Secured Party may deem appropriate;

to assign any right in the Collateral (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party in its sole discretion determines; and

to sell, transfer, pledge and make any agreement with respect to or otherwise deal with the Collateral, and to take, at Secured Party’s option and Company’s expense, any actions which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if Secured Party was the absolute owner of the Collateral for all purposes.

No Duty on Secured Party’s Part.  The powers conferred on Secured Party by this Section are solely to protect Secured Party’s interest in the Collateral and does not impose any duty upon it to exercise any such powers.  Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its officers, directors, employees or agents will, in the absence of willful misconduct or negligence, be responsible to Company for any act or failure to act pursuant to this Section.

Expenses Incurred by Secured Party.  If Company fails to perform or comply with any of Company’s agreements or covenants contained in this Agreement, and Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance will be payable by Company to Secured Party on demand and will constitute Obligations secured by this Agreement.

Remedies.  If an Event of Default has occurred and is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the California Commercial Code, as amended from time to time (the “Code”).  Without limiting the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Company or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk.  Secured Party will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in Company, which right or equity is hereby waived or released.  Secured Party will apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of the Collateral or in any way relating to the Collateral or the rights of Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Company.  To the extent permitted by applicable law, Company waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral is required by law, such notice will be deemed reasonable and proper if given at least five (5) days before such sale or other disposition.  Company will remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

Limitation on Duties Regarding Preservation of Collateral.  The sole duty of Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under the California Commercial Code or otherwise, will be to deal with the Collateral in the same manner as Secured Party deals with similar property for its own account.  Neither Secured Party nor any of its directors, officers, employees or agents will be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of Company or otherwise.

No Waiver; Cumulative Remedies.  Secured Party will not by any act (except by a written instrument pursuant to Section 8(a) hereof) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Secured Note or in any breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder will operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Secured Party of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy which Secured Party would otherwise have on any subsequent occasion.  The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

Miscellaneous.

Amendments and Waivers.  Any term of this Agreement may be amended with the written consent of Company and of Secured Party.  Any amendment or waiver effected in accordance with this Section 8(a) will be binding upon the parties and their respective successors and assigns.

Transfer; Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of Company and its successors or assigns.  Company may not assign any of its rights or delegate any of its duties under this Agreement.

Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the laws that might be applicable under conflicts of laws principles.  Any suit, action or proceeding relating to any provision of, or in connection with this Agreement, must be brought in the courts of the State of California or the Federal courts located in Nevada City, California, and Sacramento, California, respectively.  Each of the parties hereto irrevocably agree to the exclusive jurisdiction of such courts.

Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original, but all of which together will constitute one instrument.

Defined Terms.  All capitalized terms not defined herein shall have the meaning given them in the Secured Note.

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices.  All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, overnight delivery service or United States mail, in which event they may be mailed by first class, certified or registered, postage prepaid, addressed (i) if to Secured Party, at its address set forth on the signature page hereto, or at such other address as the Secured Party shall have furnished to the Company in writing or (ii) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to Secured Party in writing.  All such notices and other communications shall be deemed received (i) in the case of personal delivery, on the date of such delivery (ii) in the case of overnight delivery service, on the date of such delivery, and in the case of mailing, on the third Business Day following the date of such mailing if sent to a United States address and on the seventh (7th) Business Day following the date of such mailing if sent to an address outside the United States.

Severability.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Remainder of this page intentionally left blank.]

In Witness Whereof, intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Company

NORTH BAY RESOURCES, INC.,
a Delaware corporation

By           /s/ Perry Leopold
Perry Leopold, President and CEO

Address for Notices:

2120 Bethel Road
Lansdale, PA  19446

Secured Party

Ruby Development Company
a general partnership

By           /s/ W. Richard Frederking
W. Richard Frederking, Partner

Address for Notices:

P.O. Box 1241
Grass Valley, CA  95945

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO THIRD PARTY SECURITY AGREEMENT

The real, personal and intangible property of North Bay Resources, Inc. (herein referred to as the “Company”) whether presently existing or hereafter created or acquired, set forth below:

(a) all equipment (including all accessions and additions thereto), general intangibles (including, oil, gas, gold, precious metals, or other minerals before extraction, payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including all securities of  Ruby Gold, Inc. transferred in connection with the sale of the Ruby Mine), relating to the Ruby Mine;

(b) all those real property and mineral interests in the mining claims known as the Ruby Mine, more specifically described on Exhibit A-1 hereto (collectively, the “Mineral Rights”);

(c) all as-extracted collateral, including any oil, gas, or other minerals relating to the Ruby Mine;

(d) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Commercial Code, as amended or supplemented from time to time.

EXHIBIT A-1
DESCRIPTION OF THE MINERAL RIGHTS

Wisconsin Placer Mining Claim, CAMC No. 33433, recorded at page 503, Book K, Placer Claims, Sierra County Records

Wisconsin Extension Placer Mining Claim, CAMC No. 33434, recorded at page 505, Book K, Placer Claims, Sierra County Records

Garnet Placer Mining Claim, CAMC No. 33435, recorded at page 55, Book J, Placer Claims, Sierra County Records

Ruby Quartz Mining Claim, CAMC No. 33436, recorded at page 100, Book Q, Quartz Claims, Sierra County Records

Diamond Quartz Mining Claim, CAMC No. 33437, recorded at page 402, Book Q, Quartz Claims, Sierra County Records

Sapphire Placer Mining Claim, CAMC No. 33438, recorded at page 604, Vol. 12, Placer Mining Claims, Sierra County Recorder

Gold Channel Placer, CAMC No. 33439, recorded at page 602, Vol. 12, Placer Mining Claims, Sierra County Recorder

Black Channel Placer, CAMC No. 33440, recorded at page 603, Vol. 12, Placer Mining Claims, Sierra County Recorder

Topaz Placer Mining Claim, CAMC No. 33441, recorded at page 32, Book P, Placer Claims, Sierra County Records

Irene Placer Mining Claim, CAMC No. 33442, recorded at page 474, Book P, Placer Claims, Sierra County records

Opal Placer Mining Claim, CAMC No. 33443, recorded at page 32, Book P, Placer Claims, Sierra County Records

Ruby Lode No. 7 and No. 8, CAMC Nos. 130257 and 130258, recorded at pages 59 and 60, Vol. 18, Quartz Mining Claims, Sierra County Records

Ruby Lode No. 16 through 20, CAMC Nos. 130266 through 130270, recorded at pages 68 through 72, Vol. 18, Quartz Mining Claims, Sierra County Records

Ruby Lode No. 27 and No. 28, CAMC Nos. 130277 and 130278, recorded at pages 79 and 80, Vol. 18, Quartz Mining Claims, Sierra County Records

Entry and Entry Extension Lode Mining Claims, CAMC Nos. 81184 and 81185, recorded at pages 287 and 289, Vol. 14, Quartz Mining Claims, Sierra County Records; most recent amendment recorded at 456, Vol. 21, Quartz Mining Claims, Sierra County Records

Golden Bear 1 through Golden Bear 8 Placer Mining Claims, CAMC Nos. 277740 through 277747, recorded as Sierra County Documents No. 2000131083 through 2000131090

All minerals below a depth of one hundred fee (100’) without the right of surface entry or surface use of the following property:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SIERRA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1 :

The patented placer mining claim known as the Guatemala Placer Mining Claim designated by the Surveyor General as Lot 44 (Survey No. 612), embracing a portion of Township 19 North, Range 10 East, M.D.M., as said claim is described in the Patent dated March 29, 1878, recorded July 1, 1878, in Book S of Deeds, at Page 280, Sierra County Records, from the United States of America to Ruby Gold Gravel Mining Company, more particularly described as follows:

Beginning at a stake in rock mound in center of Pitch Pine Stump marked Ex. S. W. Cor. and G. S. E. Cor., situate on the ridge between Rock Creek and North Fork of Oregon Creek and at junction of the Old Emigrant Road and Rock Creek and Forest City Trail, from which a Pitch Pine tree, 2 ½ feet in diameter, marked .X., bears South 63° 58. West at the distance of 69 75/100 feet, a Spruce Tree, 2 ½ feet in diameter, marked .X., bears North 43° 27. West at a distance of 62 feet and the corner common to Sections 4, 5, 32 and 33, in Township 18 and 19 North, Range 10 East, M.D.M., bears South 28° 32. West at the distance of 277 chains and 39 links; thence from said stake, North 86° 2. West 4 chains and 58 links to a stake in rock mound marked G.I. from which a Pitch Pine Tree, 2 feet in diameter marked .X. bears North 78° 20. East at the distance of 42 10/100 feet; thence from said stake, South 75° 23. West 4 chains and 56 links to a take in rock mound marked .G. S. W. Cor.. from which a Pitch Pine Tree, 2 feet in diameter marked .X., bears North 71° 11. East at the distance of 46 45/100 feet and a Pitch Pine Tree, 16 inches in diameter marked .X., bears South 87° 13. East at the distance of 50 60/100 feet; thence from said stake, North 2° 34. West 82 chains and 40 links to a stake in rock mound marked, .G. N. W. Cor., situate on South side of Rock Creek; thence South 71° 2. East 30 chains and 48 links to a stake in rock mound marked .G. N. E. Cor., situate in Rock Creek about 100 feet below the Rock Creek and Forest City Trail; thence South 12° 41. West along the Western boundary of Survey No. 45, made for the Placer Claim of the Ruby Gold Gravel Mining Company, 73 chains and 17 links to the place of beginning.

EXCEPTING THEREFROM: Any veins or lodes or quartz or other rock bearing gold, silver, cinnabar, lead, tin, copper or other valuable deposits within the land above described which may have been discovered or known to exist on or prior to March 29, 1878, as described in the Patent recorded July 1, 1878, in Book S of Deeds, at Page 280, Sierra County Records, from the United States of America to Ruby Gold Gravel Mining Company.

PARCEL NO. 2 :

The patented placer mining claim known as the Extension Placer Mine, designated by the Surveyor General as Lot 45 (Survey No. 611), embracing a portion of Township 19 North, Range 10 East, M.D.M., as said claim is described in the Patent dated March 29, 1878, recorded July 1, 1878, in Book S of Deeds, at Page 276, Sierra County Records, from the United States of America to Ruby Gold Mining Company, more particularly described as follows:

Beginning at Corner No. 1, a stake in center of a Pitch Pine Stump in rock mound, marked .Ex. S. W. Cr. And G.., situate at the junction of the Old Emigrant Road and the Rock Creek and Forest City Trail on the ridge between Rock Creek and North Fork of Oregon Creek from which a Pitch Pine Tree, 30 inches in diameter, marked .X., bears South 63° 58. West at the distance of 69 ¾ feet, a Spruce Tree, 30 inches in diameter, marked .X., bears North 43° 27. West at the distance of 62 feet, and the corner common to Sections 4, 5, 32 and 33, in Township 18 and 19 North, Range 10 East, M.D.M., bears South 29° 32. West at the distance of 277 chains and 39 links; thence from said Corner No. 1, North 12° 41. East 73 chains and 17 links to Corner No. 2 a post in rock mound marked .G. N. E. Cr. And .Ex. N. W. Cr., situate in Rock Creek about 100 feet below Rock Creek and Forest City Trail; thence North 84° 24. East 38 chains and 36 links to Corner No. 3, a stake on rock mound marked .Ex. N. E. Cr.., situate on North bank of Rock Creek from which a Cedar Stump, 4 feet in diameter marked .X., bears North 89° 38. East at the distance of 69 8/10 feet and a Sugar Pine Stump, 3 ½ feet in diameter, marked .X., bears North 1° 34. East at the distance of 42 8/10 feet; thence from said Corner No. 3, South 12° 41. West 85 chains and 21 links to Corner No. 4, a stake in rock mound marked .EX. S. E. Cr., situate on Northerly boundary of Survey No. 37, made for the Bald Mountain Extension West Claim from which a Spruce Tree, 3 feet in diameter, marked .X., bears North 38° 18. West at the distance of 47 2/10 feet and a Pitch Pine Tree, 3 ½ feet in diameter, marked .X., bears North 49° 56. East at the distance of 60 feet; thence from said Corner No. 4, North 78° 4. West 23 chains and 6 links to Northwesterly corner of said Survey No. 37, 36 chains and 42 links to the place of beginning.

EXCEPTING THEREFROM: Any veins or lodes of quartz or other rock bearing gold, silver, cinnabar, lead, tin, copper or other valuable deposits within the land above described which may have been discovered or known to exist on or prior to March 29, 1878, as described in the patent recorded July 1, 1878, in Book S of Deeds, at Page 280, Sierra County Records, from the United States of America to Ruby Gold Gravel Mining Company.

APN: 004-170-002, 004-170-003